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                                                                     EXHIBIT 3.6


                                     BY-LAWS

                                       OF


                                NMR CENTERS INC.

                            (A Delaware Corporation)


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                                    ARTICLE I

                            Meetings of Stockholders



         Section 1. Place of Meeting. Each meeting of the stockholders of the Corporation shall be held at such place within or without the State of Delaware, as shall be fixed by the Board of Directors or as provided in Section 3 of this
Article I.

         Section 2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held in each year on such business day and at such hour as shall be fixed by the Board of Directors.

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         Section 3. Special Meetings. A special meeting of the stockholders of the Corporation for any purpose or purposes, unless otherwise prescribed by law, may be called at any time by the Chairman of the Board, if any, or the President or by order of the Board of Directors or by order of the Executive Committee of the Board of Directors, if any, and shall be called by the Chairman of the Board, if any, or the President or Secretary at the request in writing of a stockholder or stockholders holding of record at least twenty percent (20%) of all the shares of the Corporation then outstanding and entitled to vote thereat. Special meetings shall be called by means of a notice as provided for in Section 4 of this Article I. Each special meeting shall be held at the principal place of business of the Corporation unless otherwise fixed by the Board of Directors.

         Section 4. Notice of Meetings. Except as otherwise provided by law, not less than ten (10) nor more than sixty (60) days before the day on which each meeting of the stockholders, whether annual or special, is to be held, written notice thereof shall be given to each stockholder of record entitled to vote thereat by delivering such notice to such stockholder personally, or by mailing such notice in a postage prepaid envelope addressed to such stockholder at such stockholder's post-office address furnished by such

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stockholder to the Secretary of the Corporation for such purpose, or, if such stockholder shall not have furnished such stockholder's address to the Secretary of the Corporation for such purpose, then at such stockholder's post-office address as it appears on the records of the Corporation, or by transmitting such notice to such stockholder at such address by telex, telegraph or cable. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any adjourned meeting shall not be required to be given, except when expressly required by these By-Laws or by law. As provided in Article VIII of these By-Laws, any stockholder may waive the requirements of notice provided for herein.

         Section 5. Quorum. The holders of shares of stock entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy at any meeting of the stockholders, shall constitute a quorum.

         Section 6. Adjournments. At any annual or special meeting, the holders of shares of stock entitling them to exercise a majority of the voting power which is present in person or by proxy at such meeting, although less than a quorum, may adjourn the meeting from time to time without further notice (except as is otherwise required by law) other than

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by announcement at the meeting at which such adjournment is taken of the time and place of the adjourned meeting, until a quorum shall be present. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

         Section 7. Organization. At every meeting of the stockholders, the Chairman of the Board, if any, or in such Chairman's absence, the President or, in the President's absence, any other officer of the Corporation chosen to act as chairman of the meeting by a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, shall act as chairman of the meeting and the Secretary or, if the Secretary has been chosen to act as chairman of the meeting or is absent, an Assistant Secretary shall act as secretary of the meeting. In the absence or inability to act of the Secretary or an Assistant Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting.

         Section 8. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through another officer of the Corporation designated by him or her or through a transfer agent or transfer clerk

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appointed by the Board of Directors, to prepare, at least ten days before every meeting of the stockholders at which directors of the Corporation are to be elected, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, which list shall be open throughout such ten-day period, at the place where the meeting is to be held or at another place within the city where the meeting is to be held if such other place is specified in the notice of the meeting, to the examination of any stockholder for any purpose germane to the meeting, and shall be produced at and for the duration of the meeting for inspection by any stockholder who shall be present thereat. The original or duplicate stock ledger shall be exclusive evidence of the stockholders entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at such election.

         Section 9. Voting. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at each meeting of stockholders, each stockholder of record as of the record date fixed for such meeting in accordance with Article V, Section 4 of these By-Laws shall be entitled at such meeting to one vote for each share of voting stock of the Corporation registered in such stockholder's

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name on the books of the Corporation. Shares of stock of the Corporation owned by the Corporation shall not be voted. Directors shall be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote in the election, a quorum being present. At all meetings of the stockholders, all matters (except for election of directors and in special cases where other provision is made by law or in the Certificate of Incorporation of the Corporation or in these By-Laws) shall be decided by a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Neither the election of directors nor any other action need be by ballot.

         Section 10. Inspectors. The chairman may, and at the request of a majority of the stockholders present in person or by proxy and entitled to vote thereat shall, appoint one or more inspectors of election for each meeting of stockholders. The inspectors shall decide upon the qualification of voters and the validity of ballots, count the votes and declare the results. Inspectors need not be stockholders.

         Section 11. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or

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persons (who need not be a stockholder) to act for such stockholder by proxy.
Every proxy must be signed by the stockholder or such stockholder's attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise expressly provided therein. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer or agent responsible for maintaining the list of stockholders.

         Section 12. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with and the action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voting. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

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                                   ARTICLE II

                               Board of Directors



         Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such authority and powers of the Corporation to do all such lawful acts and things as are not by law, the Certificate of Incorporation of the Corporation or these By-Laws directed or required to be exercised or done by the stockholders.

         Section 2. Number and Term of Office. The Board of Directors shall consist of one or more members. The number of directors shall be fixed from time to time by the Board of Directors or stockholders and unless and until so fixed, the number shall be seven. Directors need not be stockholders of the Corporation. Each director shall hold office until the annual meeting of the stockholders next following his or her election and until his or her successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal in the manner hereinafter provided.

         Section 3. Quorum and Manner of Acting. A majority of the directors (but in no event less than one-third of the entire Board of Directors) shall constitute a quorum for the

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transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the directors present may adjourn any meeting from time to time. Notice of any adjourned meeting shall be given in the manner provided in Section 7 of this Article II. As used in these By-Laws, the term "entire Board of Directors" or "entire Board" means the total number of directors which the Corporation would have if there were no vacancies.

         Section 4. Place of Meeting. The Board of Directors may hold its meetings at such place or places, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 5. Regular Meetings. The Board of Directors shall hold a regular meeting for the purpose of organization, the election of the Executive Committee of the Board of Directors, if any, and the transaction of other business as soon as practicable after each annual meeting of stockholders and on the date and at the place as may be fixed by the Board. Other regular meetings of the Board of Directors may be held at such time and place as may be fixed from time to

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time by the Board. No notice of any regular meeting shall be required.

         Section 6. Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary or an Assistant Secretary on the request of the Chairman of the Board, if any, or the President, or on the request in writing of one-third of the directors stating the purpose of such meeting.

         Section 7. Notice of Special Meeting. Written, oral or any other mode of notice of the time and place of each special meeting shall be given to each director in sufficient time for the convenient assembly thereat. Such notice need not state the purpose or purposes, of the meeting. As provided in Article VIII of these By-Laws, any director may waive the notice requirements provided for herein.

         Section 8. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if any, or in his or her absence, the President, or in his or her absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary, or in his or her absence any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

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         Section 9. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all directors consent thereto in writing and the writing or writings evidenced such consent are filed with the minutes of proceedings of the Board.

         Section 10. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors. The resignation of any director shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 11. Removal of Directors. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares of the Corporation then entitled to vote at an election of directors.

         Section 12. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, may be filled by vote of a majority of the remaining directors then in office (although less than a

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quorum), or by the sole remaining director, and each director so elected shall hold office until the annual meeting of stockholders next following his or her election and until his or her successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal in the manner hereinabove provided.

         Section 13. Meetings by Conference Telephone. The members of the Board of Directors or any committee elected or designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 13 shall constitute presence in person at such a meeting.


                                   ARTICLE III

                         Executive and Other Committees


         Section 1. Appointment and Powers. The Board of Directors by resolution adopted by a majority of the entire Board, may designate annually not less than three of its members to constitute an Executive Committee. Except as otherwise provided in the resolution constituting the same or by law, the Executive Committee shall have and may exercise in the

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intervals between the meetings of the Board of Directors any and all of the powers and authority of the Board. Any member of the Executive Committee may be removed at any time, and any vacancy on the Executive Committee may be filled, by vote of a majority of the entire Board of Directors.

         Section 2. Procedure; Meetings; Quorum. Except as otherwise provided in these By-Laws, the Executive Committee shall fix its own rules of procedure and shall meet at such time, at such place or places and on such notice as it may determine. At every meeting of the Executive Committee, a majority of all the members shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted at the next regular or special meeting of the Board of Directors, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board of Directors.

         Section 3. Resignations. Any member of the Executive Committee may resign at any time by giving written notice to the Chairman of the Board, if any, or the President or, in the case of the resignation therefrom by the President, to the Board of Directors. Such resignation shall take effect

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at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Other Committees. From time to time the Board of Directors by resolution may create such other committee or committees to advise the Board, the Executive Committee, if any, and the officers and employees of the Corporation with respect to such matters as the Board shall deem advisable and to have and exercise such additional functions, powers and authority as the Board shall by resolution prescribe. A majority of all the members of any such committee may fix its own rules of procedure and may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the number of members or the personnel of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time, provided however, that such committee or committees shall consist of at least one member of the Board of Directors. Each such committee shall keep minutes of its act and proceedings.

         Section 5. Consent of Members of Committee in Lieu of Meeting; Meetings by Conference Telephone. Any action

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required or permitted to be taken at any meeting of any committee contemplated by these By-Laws may be taken without a meeting if all members of the committee consent thereto in writing, and the writing or writings evidencing such consent are filed with the minutes of proceedings of the committee. Meetings of any such committee may be held by means of conference telephone or similar equipment as provided in Section 13 of Article II of these By-Laws.


                                   ARTICLE IV

                                    Officers


         Section 1. Number. The officers of the Corporation shall be a President, one or more Vice Presidents as the Board of Directors shall determine (any one or more of whom the Board of Directors may designate Executive Vice President or Senior Vice President or similar title), a Secretary, a Treasurer and such other officers, including a Chairman of the Board, as the Board of Directors may deem desirable. One person may hold the offices and perform the duties of any two or more of said offices.

         Section 2. Election; Term of Office; Qualifications; Duties. The officers shall be chosen by the Board of Directors. Each officer shall hold office until his or her successor is chosen and shall have qualified or until his or her death,

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or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Officers need not be stockholders or directors of the Corporation. The officers shall each have such powers and duties as are set forth in these By-Laws and as generally pertain to their respective offices, and as from time to time may be conferred upon them by the Board of Directors. The Chairman of the Board, if any, shall be a member of the Board of Directors and shall preside at all meetings of the Board of Directors and have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors. In the absence or disability of the Chairman of the Board, or if there be no Chairman, The President shall preside at all meetings of stockholders, in the absence or disability of the Chairman (or if there be no Chairman), of the Board of Directors, and of the Executive Committee, if any.
He or she shall have the powers and authority which ordinarily are inherent in such office in addition to those which the Board of Directors may from time to time prescribe. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of Directors or the President. The Secretary shall keep or cause to be kept in the corporate minute books the minutes of the meetings of the stockholders, the Board of Directors, and all committees created by the Board of Directors and shall have such other

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powers and authority which ordinarily are inherent in such office in addition to those which the Board of Directors may from time to time prescribe. The
Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall have such other powers and authority which ordinarily are inherent in such office in addition to those which the Board of Directors from time to time may prescribe.

         Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the Board of Directors.

         Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 5. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election to such office.

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                                    ARTICLE V

                       Shares of Stock and Their Transfer

         Section 1. Certificates for Shares of Stock. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the Chairman of the Board, if any, or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation or a facsimile thereof, and each shall certify the number and class of shares of stock held by the person named therein as a stockholder. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar of the Corporation for any reason before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock record books and the blank stock certificate books shall be kept by the Secretary or by a transfer agent or by a transfer clerk or by any other officer

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or agent designated by the Board of Directors. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate or certificates representing such shares of stock.

         Section 2. Transfer of Shares of Stock. Transfers of shares of stock of the Corporation shall be recorded on the books of the Corporation by the Secretary of the Corporation or a transfer agent or a transfer clerk of the Corporation, if any, upon surrender of the certificate or certificates for such shares of stock properly endorsed by the holder thereof or accompanied by a stock power relating thereto duly executed by such holder. Subject to any applicable provisions of law, transfers of stock may be restricted in accordance with the provisions of the Certificate of Incorporation of the Corporation, any agreement among stockholders, or as may otherwise be determined by the Board of Directors from time to time. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes insofar as the Corporation is concerned.

         Section 3. Lost, Destroyed and Mutilated Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation of the loss, destruction or mutilation of any certificate therefor, and, unless the

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Board of Directors shall by resolution have otherwise provided, there shall be issued to such holder a new certificate or certificates for shares of stock, upon the surrender of the mutilated certificate or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

         Section 4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor

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more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this Section 4, such determination shall apply to any adjournment thereof; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE VI

                                      Seal


         The Board of Directors shall adopt a corporate seal, which shall bear the name of the Corporation and the words and figures indicating the state and year in which the Corporation was incorporated or such other words or figures as the Board of Directors may approve and adopt.

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                                   ARTICLE VII

                                   Fiscal Year


         The fiscal year of the Corporation shall be as determined by the Board of Directors from time to time.


                                  ARTICLE VIII

                                Waiver of Notice


         Whenever any notice is required to be given by these By-Laws or the Certificate of Incorporation of the Corporation or the laws of the State of Delaware, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, telex or cable, waive such notice whether before or after the meeting or other matter in respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Neither the purpose of nor the business to be transacted at such meeting need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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                                   ARTICLE IX

                          Indemnification of Directors,
                         Officers, Employees and Agents


         The Corporation, to the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Article IX or as such laws may be amended from time to time, shall (i) indemnify any person (and the heirs and legal representatives of such person) made or threatened to be made a party to any threatened, pending or completed action, suits or proceeding, whether civil, criminal, or administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any constituent corporation absorbed in a consolidation or merger, or serves or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation or any such constituent corporation and (ii) provide to any such person (and the heirs and legal representatives of such person) advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such person (and the heirs and legal representatives of such person) to repay such advances unless it shall ultimately be determined that such person is entitled to indemnification by the Corporation.


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                                    ARTICLE X

                                   Amendments


         These By-Laws, or any of them, may be altered, amended or repealed, and new By-Laws may be made, upon the affirmative vote given at a meeting, or the written consent without a meeting, of the holders of record of a majority of the total number of the outstanding shares of the Corporation having voting power, or by the Board of Directors. By-Laws made, altered or amended by the Board of Directors shall be subject to alteration, amendment of repeal by the holders of record of a majority of the total number of the outstanding shares of the Corporation having voting power.

         THIS IS TO CERTIFY: That I am the duly elected, qualified and acting Secretary of NMR Centers Inc. and that the foregoing By-Laws were adopted as the By-Laws of said corporation on the 12 day of Oct., 1983.


                                            /s/ JAMES A. RICE
                                            ------------------------
                                            James A. Rice, Secretary



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